UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 29, 2005
Federal Home Loan Bank of New York
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51397	136400946

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Park Avenue, Floor 5, New York, New York	10178-0599

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	212-441-6616
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.03 Material Modification to Rights of Security Holders
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 8.01 Other Events
Item 9.01 — Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-99.1: SCHEDULE A TO ITEM 2.03 DISCLOSURE CONTAINED IN 12/1/2005 8-K
EX-99.2: FEDERAL HOME LOAN BANK OF NEW YORK CAPITAL PLAN INFORMATION STATEMENT
EX-99.3: RESTATED ORGANIZATION CERTIFICATE OF THE FEDERAL HOME LOAN BANK OF NEW YORK, EFFECTIVE AS OF 12/1/2005
EX-99.4: REVISED BYLAWS OF THE FEDERAL HOME LOAN BANK OF NEW YORK, EFFECTIVE AS OF 12/1/2005

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The Federal Home Loan Bank of New York (the “Bank”) obtains most of its funds from the sale of debt securities, known as consolidated obligations, in the capital markets. Consolidated obligations, which consist of bonds and discount notes, are by regulation the joint and several obligations of the twelve Federal Home Loan Banks. The Federal Home Loan Banks are regulated by the Federal Housing Finance Board (the “Finance Board”) and the Finance Board regulations authorize the Finance Board to require any Federal Home Loan Bank to repay all or a portion of the principal of or interest on consolidated obligations for which another Federal Home Loan Bank is the primary obligor. Consolidated obligations are sold to the public through the Office of Finance using authorized securities dealers. Consolidated obligations are backed only by the financial resources of the twelve Federal Home Loan Banks and are not guaranteed by the United States government.
     Schedule A, attached as Exhibit 99.1, sets forth all consolidated obligation bonds and discount notes committed to be issued by the Federal Home Loan Banks, for which the Bank is the primary obligor, on the trade dates indicated, other than discount notes with a maturity of one year or less that are issued in the ordinary course of business. Schedule A also includes any consolidated obligations with a remaining maturity in excess of one year, if any, for which we have assumed the primary repayment obligation from another Federal Home Loan Bank.
     We may elect to change our method of reporting information on the issuance or assumption of consolidated obligations at any time. In reviewing the information in this Current Report on Form 8-K, please note:
•	although consolidated obligations issuance is material to the Bank, we have not made a judgment as to the materiality of any particular consolidated obligation or obligations;

•	Schedule A does not address any interest-rate exchange agreements (or other derivative instruments) which we may enter into as a result of our asset and liability management strategies and that may be associated, directly or indirectly, with one or more of the reported consolidated obligations;

•	Schedule A will not enable a reader to track changes in the total consolidated obligations outstanding for which we are the primary obligor because Schedule A generally excludes consolidated obligation discount notes with a maturity of one year or less and does not reflect whether the proceeds from the issuance of the reported consolidated obligations will be used to, among other things, satisfy called or maturing consolidated obligations. We will report the total consolidated obligations outstanding for which we are the primary obligor in our periodic reports filed with the Securities and Exchange Commission; and

•	the principal amounts reported on Schedule A represent the principal amount of the reported consolidated obligations at par, which may not correspond to the amounts reported in our financial statements prepared in accordance with generally accepted accounting principles contained in our periodic reports filed with the Securities and Exchange Commission, because the par amount does not account for, among other things, any discounts, premiums or concessions.

Item 3.03 Material Modification to Rights of Security Holders.
December 1, 2005 is the Effective Date of the Bank’s new Capital Plan. The Capital Plan is intended to implement a new capital structure for the Bank as mandated by the Gramm-Leach-Bliley Act of 1999. Under the Capital Plan, all outstanding shares of existing Bank capital stock, par value $100 per share, will be exchanged on the Effective Date for shares of new Class B capital stock, par value $100 per share. Generally speaking, for those who wish to withdraw from membership in the Bank, the new Class B stock will be redeemable, subject to certain conditions, only upon five years’ notice to the Bank. Under the prior capital structure of the Bank, the redemption period for withdrawing members was six months. A copy of the Information Statement previously provided to stockholders containing the text of the Capital Plan, along with detailed information regarding the exchange of capital stock and the material features of the Capital Plan, as well as a description of the various material differences between the new Class B capital stock and the existing capital stock of the Bank, is attached hereto as Exhibit 99.2.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
December 1, 2005, being the Effective Date of the Bank’s new Capital Plan, is also the effective date of certain revisions to the Bank’s Organization Certificate. These revisions are included in the text of the Bank’s Restated Organization Certificate. A copy of this document is attached hereto as Exhibit 99.3. The aforementioned revisions were specifically designed to update the text in the previous edition of the Organization Certificate relating to the Bank’s capital stock in order to reflect the Bank’s new capital structure established under the new Capital Plan, as described in Item 3.03 above, which is incorporated by reference herein.
December 1, 2005 is also the effective date of certain revisions to the Bank’s Bylaws. A copy of the Bank’s revised Bylaws (which have been restated in their entirety) is attached hereto as Exhibit 99.4. The revisions to the Bylaws can be generally categorized as follows:
(1)	Revisions to the provisions of Article II of the Bylaws pertaining to the voting rights of stockholders were made in order to reflect the Bank’s new Capital Plan, as described in Item 3.03 above, which is incorporated by reference herein. Similarly, Article VI of the Bylaws, which describes various aspects and characteristics of the Bank’s capital stock, was revised in order to reflect the new Capital Plan.

(2)	Revisions to Article III were made to (i) adjust the number of minimum Board meetings upward from quarter-annually to six times per year and (ii) move the responsibility for providing the Board with recommendations for the filling of the Board’s Chair and Vice Chair positions from the Board’s Executive Committee to the Board’s Corporate Governance Committee.

(3)	Revisions to Article V were made to (i) eliminate the requirement that the Board formally elect Bank officers on a yearly basis and (ii) eliminate a related provision requiring Board approval for the creation of a new officer level position if the creation and filing of the new position would result in an increase in the total number of Bank officers approved by the Board at the time of the Board’s most recent yearly vote.

(4)	Finally, a new Article VII was added to the Bylaws in order to incorporate within the text of the Bylaws, as well as to update, the Bank’s indemnification policies with respect to directors, officers and employees. The Bylaws previously provided that such indemnification would be provided pursuant to a Board resolution or an agreement approved by the Board. A Board of Directors resolution covering these matters was enacted in 1990.

Item 8.01 Other Events
Each month, the Chief Executive Officer of the Bank issues a ‘Report from the President’ (the “Report”) to each shareholder. Such Reports may contain information that may be important to security holders. A copy of the Report to shareholders for the month of November 2005 issued on December 1, 2005 appears below.
December 1, 2005

TO:	All Stockholders (Individually Addressed)

SUBJECT:	Report for the Month
FHLBNY IMPLEMENTS NEW CAPITAL PLAN
The Federal Home Loan Bank of New York opened for business on December 1, 2005, with a new Capital Plan in place. Prior to the opening of business on December 1, outstanding shares of capital stock owned by the FHLBNY’s community member-lenders were automatically exchanged for shares of the Bank’s new Class B stock.
The new capital structure, mandated by Congress, more closely aligns member stock ownership with member activity levels and establishes supporting risk-based capital requirements. The carefully developed Capital Plan meets the goals of maintaining the Home Loan Bank’s cooperative, conservative business model. (A detailed Information Statement on the Capital Plan is available on the Bank’s website at www.fhlbny.com and is also included in an 8-K dated December 1, 2005.)
I am delighted to report that none of our 302 local member lenders opted out of the cooperative prior to the occurrence of the capital exchange. I would also like to express my appreciation to our members for their feedback and cooperation during the capital exchange process.
ADVANCE DEMAND STABLE
October 2005 was a month of stable advance demand. Advances averaged $61.4 billion, up slightly from $60.7 billion in September. We closed the month at $61.0 billion. In October, the Bank offered additional Convertible Advance Specials that continued to be well subscribed by members. The Bank will look for more opportunities to provide these and other special advance offerings in the months ahead. We look forward to continuing to be able to provide our members with low-cost liquidity.
The bottom line of the Home Loan Bank has remained rock solid throughout the year. The FHLBNY’s performance reflected sustained advance demand and measured returns on the highest quality, real estate-supported investments.
THREE INDUSTRY STOCKHOLDERS ELECTED
TO THE BOARD OF DIRECTORS FOR 2006
As I reported in a special stockholders mailing on November 8, 2005, the 2005 Board election results are in:
In New York, Harry P. Doherty, Vice Chairman of Independence Community Bank, Brooklyn, New York, was re-elected to the Board. Harry was first elected to the Board in 2000. In addition, Carl A. Florio, Eastern New York Regional President of First Niagara Bank of Lockport, New York, was elected to the Board. This will be Carl’s first term.
In New Jersey, David W. Lindstrom, President and Chief Executive Officer of Franklin Savings Bank, SLA, Pilesgrove, New Jersey, was re-elected to the Board. David was first elected to the Board in 2003.
Each of these industry directors will serve on the Board for a three-year term ending December 31, 2008. I congratulate Harry and Dave on their re-election and Carl on his election to the Board.
Your Home Loan Bank team wishes to thank you, our members, for your use of our products and services. Doing so allows you to expand the availability of mortgage credit, to compete more effectively in your markets, and to promote strong communities.
Sincerely,
Alfred A. DelliBovi
President

This document may contain forward-looking statements regarding the Federal Home Loan Bank of New York’s future financial and non-financial performance. Forward-looking statements are subject to uncertainties. Actual performance may differ materially from projections because of many factors including, but not limited to: regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. The Federal Home Loan Bank of New York undertakes no obligation to update any forward-looking statements made in this document.

Item 9.01 — Financial Statements and Exhibits
(c) Exhibits.
The following exhibits have been provided with this report

Exhibits No.	Exhibit Description
99.1	Schedule A to Item 2.03 Disclosure contained in 12/1/2005 8-K

99.2	Federal Home Loan Bank of New York Capital Plan Information Statement

99.3	Restated Organization Certificate of the Federal Home Loan Bank of New York, effective as of December 1, 2005

99.4	Restated Bylaws of the Federal Home Loan Bank of New York, effective as of December 1, 2005

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of New York

December 1, 2005	By:	/s/ Patrick A. Morgan

Name: Patrick A. Morgan
Title: Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Schedule A to Item 2.03 Disclosure contained in 12/1/2005 8-K

99.2	Federal Home Loan Bank of New York Capital Plan Information Statement

99.3	Restated Organization Certificate of the Federal Home Loan Bank of New York, effective as of December 1, 2005

99.4	Restated Bylaws of the Federal Home Loan Bank of New York, effective as of December 1, 2005